[letterhead]
S.W. Hatfield, CPA
certified public accountants

Member: American Institute of Certified Public Accountants
          SEC Practice Section
          Information Technology Section
        Texas Society of Certified Public Accounts


                                        January 7, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, S.W.
Washington, DC 20549

Gentlemen:

On January 7, 2000, this firm received and reviewed Item 4-Changes in Registrant's Certifying Accountant of the Form 8K to be filed by ProHealth Medical Technologies, Inc. (formerly DCC Acquisition Corp.) (SEC
File #2-90519) during January 2000.

We have no disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,
S.W. Hatfield, CPA

/s/ Scott W. Hatfield
-------------------------
Scott W. Hatfield, CPA,
     for the firm

SCH./






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